Exhibit 32.2

CHIEF EXECUTIVE OFFICER
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES–OXLEY ACT OF 2002

     In connection with the Annual Report of Playtex Products, Inc. (the “Company”) on Form 10–K for the period ending December 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kris J. Kelley, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes–Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 13, 2007	By:	/s/KRIS J. KELLEY
Kris J. Kelley
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)